As filed with the Securities and Exchange Commission on January 29, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2838567 (I.R.S. Employer Identification No.)

209 Redwood Shores Parkway
Redwood City, CA 94065
(650) 628-1500
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

Ruth A. Kennedy
Executive Vice President, General Counsel and Secretary
209 Redwood Shores Parkway
Redwood City, CA 94065
(650) 628-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Bruce C. Bennett
Andrea Vachss
Covington & Burling
One Front Street
San Francisco, CA 94111
(415) 591-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee

Class A common stock, $0.01 par value

Preferred stock, $0.01 par value

Depositary shares(4)

Debt securities

Warrants(5)

Stock purchase units

Stock purchase contracts

Total			$2,000,000,000	$184,000

(1)
Pursuant to Rule 457(o) and General Instruction II.D. of Form S-3 under the Securities Act of 1933, the table does not specify by each class information as to the amount to be registered, the proposed maximum aggregate price per unit or the proposed maximum aggregate offering price. In addition to such presently indeterminate principal amount or number of shares of Class A common stock, preferred stock, depository shares, debt securities, stock purchase contracts, stock purchase units and warrants as may be offered, from time to time, by Electronic Arts Inc. being registered hereunder, there are also being registered hereunder such presently indeterminate principal amount or number of shares of Class A common stock, preferred stock, debt securities, depositary shares, stock purchase contracts and stock purchase units of Electronic Arts Inc. as are issuable upon conversion, exchange, exercise or settlement of securities registered hereunder. No separate cash consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, other securities registered hereunder. For each class of security, the amount to be registered, the proposed maximum aggregate price per unit and the proposed maximum aggregate offering price will be determined from time to time by us in connection with the issuance of the securities registered hereunder. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $2,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
If (i) any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000 less the dollar amount of any securities previously issued hereunder (including other debt securities issued at an original issue discount, which shall be treated as described in this note 2) or (ii) any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in U.S. dollars at the time of initial offering.

(3)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed. In accordance with Rule 457(g) no separate registration fee is required in connection with the warrants or other rights registered hereunder to purchase other securities being registered hereunder.

(4)
If Electronic Arts Inc. elects to offer fractional interests in shares of preferred stock, depositary shares, evidenced by depositary receipts issued under a deposit agreement, will be distributed to those persons acquiring the fractional interests, and the shares of preferred stock will be issued to the depositary under such deposit agreement.

(5)	Includes warrants to purchase Class A common stock, warrants to purchase preferred stock and warrants to purchase debt securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2003

PROSPECTUS

ELECTRONIC ARTS INC.

Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Stock Purchase Contracts
Stock Purchase Units
Warrants

We may offer and sell any combination of the securities described in this prospectus in different series from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities. The aggregate initial offering price of the securities that we may issue under this prospectus will not exceed $2,000,000,000.

You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. We may sell the securities or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

Our Class A common stock is quoted on the Nasdaq National Market under the symbol “ERTS.” On January 28, 2003, the last reported sale price for our Class A common stock on the Nasdaq National Market was $50.77 per share. Unless we state otherwise in a prospectus supplement, we will not list any other of these securities on any securities exchange or on the Nasdaq Stock Market.

Investing in our securities involves certain risks. See “ Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                         , 2003.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may offer from time to time any combination of securities described in this prospectus in one or more offerings up to a total amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

ABOUT ELECTRONIC ARTS

Electronic Arts develops, publishes, and distributes software worldwide for video game systems, personal computers and the Internet. We were initially incorporated in California in 1982. In September 1991, we were reincorporated under the laws of Delaware. Our principal executive offices are located at 209 Redwood Shores Parkway, Redwood City, California 94065 and our telephone number is (650) 629-1500. In this prospectus, “Electronic Arts,” “we,” “us” and “our” refer to Electronic Arts Inc., unless the context otherwise requires.

RISK FACTORS

Investing in our securities involves certain risks. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2002, and in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002, each of which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or in the accompanying prospectus supplement. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described in the risk factors actually occur our business may suffer, the trading price of our Class A common stock or other securities could decline and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and the documents incorporated by reference are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied in or contemplated by the forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “should,” “estimate,” “predict,” “potential,” “continue,” or the negative of such terms or other similar expressions, identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” and in the documents incorporated by reference. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated.

Fiscal Year Ended March 31,					Six Months Ended September 30, 2002
1998	1999	2000	2001	2002
19.1	11.7	12.1	0.1	12.6	16.6

For purposes of computing our ratio of earnings to fixed charges, earnings consist of our pre-tax income plus minority interest, fixed charges and distributed income of equity investees minus minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized and estimate of the interest within rental expense.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities to which this prospectus and any prospectus supplement relates for general corporate purposes, including for working capital, financing capital expenditures, research and development, marketing and distribution efforts and, if opportunities arise, for acquisitions or strategic alliances. We may conduct concurrent or additional financings at any time. Pending such uses, we may invest the net proceeds in interest bearing securities.

DESCRIPTION OF CAPITAL STOCK

Electronic Arts’ authorized capital stock consists of 500,000,000 shares of common stock, of which 400,000,000 shares are designated Class A common stock, par value $0.01 per share, and 100,000,000 shares are designated Class B common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following summary is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

As of January 27, 2003, there were approximately 143,072,558 shares of Class A common stock and 4,233,463 shares of Class B common stock issued and outstanding.

The Class B common stock is a tracking stock that is intended to reflect the performance of our online business, EA.com. The Class A common stock is intended to reflect both the value of all of our business other than that of EA.com and the value of our retained interest in EA.com. Our board of directors and our officers have the same fiduciary duties with respect to each class of common stock. Under certain circumstances, the Class B common stock may be exchanged for Class A common stock.

The holders of common stock generally vote together as one class on all matters as to which common stockholders are entitled to vote, unless a separate class vote is required by applicable law. Each outstanding share of Class A common stock entitles the holder to one vote, and each outstanding share of Class B common stock entitles the holder to a number of votes calculated using a formula described in our amended and restated certificate of incorporation. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of legally available funds therefore. See “— Dividend Policy” below. In the event of our liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights, except that the Class B common stock may under certain circumstances be exchanged for Class A common stock. There are no redemption or sinking fund provisions applicable to the common stock.

Dividend Policy

We have not declared any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future because we intend to retain our earnings to finance the expansion of our business and for general corporate purposes. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon, among other things, our future operations and earnings, capital requirements, general financial condition, contractual restrictions and such other factors as the board of directors may deem relevant. If we did seek to pay dividends in the future, the amended and restated certificate of incorporation establishes guidelines that would govern the distribution of dividends between the Class A common stock and Class B common stock.

Preferred Stock

The following is a general description of our preferred stock. The applicable prospectus supplement will describe the specific terms of any series of preferred stock offered through that prospectus supplement. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series and which will be filed with the SEC as an amendment to this registration statement or pursuant to a report on Form 8-K at the time such series of preferred stock is offered. The description in this prospectus, and the description in a prospectus supplement, if any, will be qualified in their entirety by reference to that certificate of designation.

Pursuant to our amended and restated certificate of incorporation, our board of directors is authorized, subject to any limitations prescribed by the state of Delaware, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations, or restrictions thereof, and to increase or decrease the shares of any such series (but not below the number of shares of such series then outstanding). As of January 27, 2003, there were no shares of our preferred stock issued or outstanding.

A prospectus supplement with respect to the issuance of a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•
the annual dividend rate, if any, of the shares, whether the dividend rate is fixed or variable, whether the series of preferred stock will be issued with original issue discount and, if so, the computed dividend rate thereon, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•
the price and the terms and conditions for redemption, if any, of the shares, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, of the shares, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision of the shares, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•
the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	if applicable, certain additional material United States federal income tax consequences relating to such series of preferred stock;

•	the voting rights, if any, of the shares; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions relating to such series of preferred stock.

As described under “Description of the Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts. Each depositary receipt will represent an interest in a share of a particular series of preferred stock that we will issue and deposit with a depositary. The interest represented by the depositary share will be described in the applicable prospectus supplement.

Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designation.

Anti-Takeover Effects of Provisions of the Delaware Law

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines the term “business combination” to include: (1) any merger or consolidation involving the corporation or any of its direct or indirect majority-owned subsidiaries and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation or any of its direct or indirect majority-owned subsidiaries involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation or any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or that subsidiary to the interested stockholder; (4) any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or that subsidiary beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF THE DEPOSITARY SHARES

The following is a general description of the depositary shares to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those depositary shares and, if applicable, a discussion of certain material United States federal income tax consequences of owning the depositary shares offered.

The following description of the depositary shares is subject to the detailed provisions of the depositary receipts and the deposit agreement relating to the applicable series of preferred stock, which will be filed with the SEC in connection with any offering of such series of the preferred stock. Whenever particular provisions of the depositary receipts or deposit agreement, or terms defined therein, are referred to, those provisions or definitions are incorporated by reference herein and such descriptions are qualified in their entirety by such reference. We urge you to read the depositary receipts and the depositary agreement because they, and not this description, will describe every detail of the terms of the depositary shares.

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary of our choosing. The prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock underlying the depositary share, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fractional interest in a share of the preferred stock underlying the depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement. The depositary may issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, the definitive depositary receipts. Definitive depositary receipts will then be prepared thereafter and temporary depositary receipts may be exchanged for definitive depositary receipts at our expense.

Unless otherwise provided in the applicable prospectus supplement, upon surrender of depositary shares and payment of the charges provided in the deposit agreement, the depositary will deliver to the registered holder the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions on the preferred stock, rounded to the nearest cent, to the record holders of depositary shares in proportion to the numbers of such depositary shares owned by them on the relevant record date. Fractions of one cent not so distributed will be added to the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will, if feasible, distribute property received by it to the record holders of depositary shares entitled to receive it. If the distribution is not feasible, the depositary may, with our approval, adopt the method it determines to be equitable and practicable for making that distribution, including selling the property and distributing the net proceeds to such holders.

Conversion and Exchange

If any preferred stock underlying depositary shares is convertible or exchangeable, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares in the manner provided in the deposit agreement and described in the applicable prospectus supplement.

Redemption of Depositary Shares

If we redeem the preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds of the redemption of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the preferred stock underlying the depositary shares. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the corresponding depositary shares as of the same redemption date. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

After the date fixed for redemption of the underlying preferred stock, the depositary shares called for redemption will be deemed to no longer be outstanding. All rights of the holders of the depositary shares will cease, except the right to receive the money or other property to which the holders are entitled upon redemption and surrender of the depositary receipts for their depositary shares. Any funds we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after two years from the date the funds are deposited.

Voting the Preferred Stock

The depositary will mail to the holders of depositary shares the information contained in any notice it receives of any meeting at which the holders of shares of the preferred stock underlying the depositary shares are entitled to vote. Each record holder of depositary shares on the record date for the meeting of the holders of preferred stock may instruct the depositary to exercise its voting rights with respect to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will attempt to vote the number of shares of preferred stock underlying such depositary shares in accordance with these instructions. We will agree to take any action required to enable the depositary to vote the depositary shares. The depositary will abstain from voting shares of preferred stock to the extent it does not receive instructions from the holders of depositary shares relating to that preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, neither of us can make any amendment that would materially and adversely alter the rights of the existing holders of depositary shares without approval by the record holders of at least a majority of the outstanding depositary shares.

We or the depositary may terminate a deposit agreement only if:

•	all outstanding depositary shares relating thereto have been redeemed; or

•	there has been a final distribution to the record holders of preferred stock in connection with our liquidation, dissolution or winding up and to the record holders of the related depositary shares.

Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends, and will not give any further notices (other than notice of the termination) or perform any further acts under the deposit agreement. However, the depositary will continue to deliver preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of property, in exchange for depositary receipts surrendered. At our request, the depositary will deliver to us all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the deposit agreement.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges and any other charges listed in the deposit agreement as holders’ charges.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us, and we may at any time remove the depositary. The resignation or removal will take effect when a successor depositary is appointed and has accepted such appointment. We will appoint a successor depositary within 60 days after delivery of a notice of resignation or removal.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if the law or any circumstance beyond our control prevents or delays either of us from performing our obligations under the deposit agreement. We and the depositary are required only to perform our respective duties in good faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless the holders of those securities provide satisfactory indemnity. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. Unless otherwise stated, the senior debt securities and the subordinated debt securities are together referred to as the “debt securities.”

General

We may issue from time to time one or more series of debt securities under one or more separate indentures between us and Wells Fargo Bank Minnesota, N.A., as trustee.

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior debt. The indentures will not limit the amount of debt securities that we may issue. The subordination provisions of any subordinated debt securities will be described in the applicable prospectus supplement.

The following description of the debt securities is subject to the detailed provisions of the proposed indenture for the debt securities. A copy of the form of indenture is attached as an exhibit to the registration statement of which this prospectus is a part. Whenever particular provisions of the indenture or terms defined in the indenture are referred to, those provisions or definitions are incorporated by reference herein and such descriptions are qualified in their entirety by such reference. We urge you to read the form of indenture because the indenture, and not this description, defines your rights as a holder of debt securities, and will describe in detail the terms of the debt securities summarized below. The summary below of the general terms of the debt securities will be supplemented by the more specific terms in a prospectus supplement. Unless otherwise stated herein or in an applicable prospectus supplement, the following indenture description will apply to both senior and subordinated debt securities.

Terms Applicable to Debt Securities

The prospectus supplement for a particular series of debt securities will specify the terms of the series of debt securities, including:

•	the classification of the offered debt securities as senior or subordinated debt securities and, if applicable, the subordination provisions that will apply;

•	the specific designation, the aggregate principal amount, the purchase price and the authorized denominations, if other than $1,000 and integral multiples of $1,000, of the offered debt securities;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the currency, currencies or currency units in which payments on the debt securities will be payable;

•	if other than the remaining outstanding principal amount, the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates;

•	if applicable, the premium on the debt securities or the method of determination of such premium;

•
the date or dates from which the interest, if any, shall accrue, the dates on which the interest, if any, will be payable and the method of determining holders to whom any of the interest shall be payable;

•	the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

•	any right or requirement to convert the debt securities into, or exchange the debt securities for, shares of our Class A common stock or other securities or property;

•	any sinking fund obligation with respect to the debt securities;

•	the stock exchanges or securities associations, if any, on which the debt securities may be listed or quoted;

•	any addition to or change in the events of default, covenants or defeasance provisions in the indenture;

•	if applicable, certain additional material United States federal income tax consequences; and

•	any other material terms of the debt securities, consistent with the provisions of the indenture.

Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

Some of the debt securities may be issued as discounted debt securities, which are debt securities sold at a substantial discount below their stated principal amount. The prospectus supplement relating to any discounted series of debt securities will describe any special consequences applicable to discounted debt securities.

The indenture will not contain any provisions that:

•	limit our ability to incur indebtedness; or

•	provide protection in the event we choose to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Conversion and Exchange

We may issue debt securities that are convertible into or exchangeable for our Class A common stock or preferred stock, other securities, property or cash, or a combination of any of them. The terms, if any, on which debt securities of any series will be convertible or exchangeable will be summarized in the prospectus supplement relating to those debt securities. Those terms may include provisions, as applicable, for conversion or exchange on a mandatory basis, at your option, or at our option, in which case the number of shares of our Class A common stock or preferred stock, or the other securities, property or cash, to be received upon the conversion or exchange of those debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement. The prospectus supplement will also summarize certain of the material United States federal income tax consequences applicable to any such convertible or exchangeable debt securities.

Reopening of Issue

We may, from time to time, reopen an issue of debt securities and issue additional debt securities with the same terms (including maturity date and interest rate) as debt securities issued on an earlier date. After such additional debt securities are issued, they will be fungible with the debt securities issued on the earlier date to the extent specified in the applicable prospectus supplement.

Ranking

The senior debt securities will be unsecured, and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The ranking of the subordinated debt securities will be described in the in the applicable prospectus supplement.

Covenants

The indenture shall provide that for so long as any debt securities remain outstanding under the indenture, or any amount remains unpaid on any of the debt securities outstanding under the indenture, we will comply with the applicable terms of the covenants contained in the indenture and, with respect to a series of debt securities, such other covenants as may be provided in the terms of that series of debt securities and described in the applicable prospectus supplement. The indenture shall contain the following covenants:

Payment of Securities

We will duly and punctually pay the principal of and interest on the debt securities in accordance with the terms of the debt securities and the indenture.

Maintenance of Office or Agency

We will maintain in the Borough of Manhattan, the City of New York, and such other locations as may be required or specified in any prospectus supplement, an office or agency where the debt securities may be paid and notices and demands to or upon us in respect of the debt securities and the indentures may be served and an office or agency where debt securities may be surrendered for registration of transfer or exchange. We will give prompt written notice to the trustee of the location, and any change in the location, of each such office or agency. If at any time we shall fail to maintain any required office or agency or shall fail to furnish the trustee with the address of any required office or agency, all presentations, surrenders, notices and demands may be served at the office of the trustee.

Further Assurances

We will execute and deliver all documents, instruments and agreements, and do all other acts and things as may be reasonably required, to enable the trustee to exercise and enforce its rights under an indenture and under the documents, instruments and agreements required under the indenture and to carry out the intent of the indenture.

SEC Reports

We are subject to the informational reporting requirements of Sections 13 and 15(d) under the Securities Exchange Act of 1934, as amended, and, in accordance with those requirements, we file certain reports and other information with the SEC. See “Where You Can Find More Information” below. If Sections 13 and 15(d) cease to apply to us, so that we no longer file those reports or other information with the SEC, we will instead provide copies of the reports and information that would have been required under Sections 13 and 15(d) of the Securities Exchange Act to the trustee.

Compliance Certificates

We will file annually with the trustee a certificate describing any default, which is defined in the indenture as any event which is, or after notice or passage of time or both would be, an “event of default,” in the performance of any conditions or covenants under the indenture and the status of any such default. We also must give the trustee written notice within 30 days of the occurrence of certain defaults under the indenture that could mature into events of default, as described under the caption “— Events of Default” below.

Merger, Consolidation or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or person in a single transaction or series of transactions, unless:

•
we are the surviving entity, or, if we are not the surviving entity, the surviving entity is a corporation or limited liability company organized and existing under the laws of the United States, any state or the District of Columbia;

•
the surviving entity assumes our obligations on each outstanding series of debt securities and executes a supplemental indenture which is delivered, and is in form and substance reasonably satisfactory, to the trustee;

•	immediately after giving effect to the transaction, no default shall have occurred and be continuing; and

•
we or the surviving entity deliver to the trustee an opinion of counsel stating that the transaction or series of transaction and the supplemental indenture, if any, complies with the applicable provisions of the indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our properties and assets occurs in accordance with the indenture, the surviving entity (if other than us) will succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such surviving entity had originally been named in the indenture and, except for any lease, we will be discharged from all obligations and covenants under the indenture and the debt securities.

Events of Default

The following constitute “events of default” under the indenture with respect to a series of debt securities:

(a)    default for 30 days in payment of any interest installment due and payable on any debt securities of such series;

(b)    default in payment of principal or premium, if any, when due on the debt securities of such series;

(c)    default in the making of any sinking fund payment or analogous obligation on the debt securities of such series;

(d)    material default in our performance of any other covenant or agreement in respect of the debt securities of such series for 60 days after written notice has been given either to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding;

(e)    default in the payment when due (whether at maturity, upon redemption or acceleration or otherwise) of the principal or premium, if any, of any indebtedness for money borrowed by us or any of our significant subsidiaries (including any other series of debt securities issued under the indenture) in excess of $50,000,000, if such default shall continue unremedied or unwaived for more than 30 business days after the expiration of any grace period or extension of the time for payment; and

(f)    events of bankruptcy, insolvency and reorganization specified in the indenture.

An event of default under one series of debt securities may, but will not necessarily, constitute an event of default under any other series of debt securities.

The indenture provides that if an event of default occurs and is continuing with respect to any series of debt securities, either the trustee or the registered holders of at least 25% in aggregate principal amount of that series of debt securities may declare the principal amount of those debt securities and any accrued and unpaid interest on those debt securities to be due and payable immediately. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to those debt securities have been cured (other than the nonpayment of principal of such debt securities which has become due solely by reason of the declaration of acceleration) then the declaration of acceleration shall be automatically annulled and rescinded.

The indenture will require that we file annually with the trustee a certificate describing any default by us in the performance of any conditions or covenants that has occurred under the indenture and the status of such default. See “— Covenants — Compliance Certificates” above. We must give the trustee written notice within 30 days of any default under the indenture that could mature into an event of default described in (e) or (f) above.

The trustee will be entitled under the indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the indenture at the direction of the registered holders of the debt securities or which requires the trustee to expend or risk its own funds or otherwise incur any financial liability. The indenture will also provide that the registered holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture, is unduly prejudicial to the rights of other registered holders of that series of debt securities, or would involve the trustee in personal liability.

The indenture will provide that while the trustee generally must mail notice of a default or an event of default to the registered holders of the debt securities of any series issued under the indenture within 90 days of the trustee’s knowledge of its occurrence, the trustee may withhold notice of any default or event of default (except with respect to a default in payment on the debt securities) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

Modification of the Indenture

We and the trustee may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding debt securities of each series of debt securities affected by the amendment or supplement consent to it, except that no amendment or supplement may, without the consent of each affected registered holder of that series:

•	reduce the amount of principal we must repay or change the date of maturity;

•	reduce the rate or change the time of payment of interest;

•	change the currency of payment;

•	modify any redemption or repurchase right to the detriment of the holder;

•	reduce the percentage of the aggregate principal amount of debt securities needed to consent to an amendment or supplement; or

•
change the provisions of the indenture relating to waiver of past defaults, rights of registered holders of the debt securities to receive payments or amendments of the indenture that require the consent of registered holders of each affected series.

Actions by Holders

A holder of debt securities of a series may not pursue any remedy with respect to the indenture or such series (except a registered holder of debt securities of such series may bring an action for payment of overdue principal, premium, if any, or interest on its debt securities), unless:

•	the registered holder has given notice to the trustee of such series of a continuing event of default;

•	registered holders of at least 25% in principal amount of that series of debt securities have made a written request to the trustee of such series to pursue such remedy;

•	such registered holder or holders have offered the trustee of such series security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

•	the trustee of such series has not complied with such request within 60 days of such request and offer; and

•	the registered holders of a majority in principal amount of that series of debt securities have not given the trustee of such series an inconsistent direction during that 60-day period.

Defeasance, Discharge and Termination

Defeasance and Discharge

Unless otherwise provided in the terms of the particular series of debt securities and described in the applicable prospectus supplement, we may discharge any and all of our obligations in respect of a series of debt securities, and the provisions of the indenture will no longer be in effect with respect to that series of debt securities (except for, among other matters, certain obligations to register the transfer or exchange of those debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust, and the rights of holders of that series to receive payments of principal, premium, if any, and interest), on the 123rd day after the date of the deposit with the trustee, in trust, of money or U.S. Government Obligations that, through the payment of interest, principal and premium, if any, in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due in accordance with the terms of the indenture and those debt securities. Such a trust may only be established if, among other things,

(a)    we shall have delivered to the trustee either:

•
an opinion of outside counsel with respect to certain tax matters as described in the indenture, including that registered holders of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or

•	a ruling of the Internal Revenue Service to that effect;

(b)    no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of deposit;

(c)    the deposit shall not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

(d)    we have delivered to the trustee an opinion of counsel stating that such conditions have been complied with.

“U.S. Government Obligations” are defined under the indenture as securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States and which, in either case, are not callable or redeemable before their maturity.

Termination of Obligations in Certain Circumstances

Unless otherwise provided in the terms of the particular series of debt securities and described in the applicable prospectus supplement, we may at any time discharge any and all obligations in respect of a series of debt securities and the provisions of the indenture will no longer be in effect with respect to that series of debt securities (except to the extent provided under “— Defeasance and Discharge” above) if that series of debt securities matures within one year of such time and we deposit with the trustee, in trust, money or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on that series of debt securities when due in accordance with the terms of the indenture and that series of debt securities. Such a trust may only be established if, among other things:

•	no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit;

•
the deposit will not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

•	we have delivered to the trustee an opinion of counsel stating that such conditions have been complied with.

Pursuant to this provision, we are not required to deliver an opinion of counsel to the effect that registered holders of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and termination, and there is no assurance that registered holders of that series would not recognize income, gain or loss for U.S. federal income tax purposes as a result thereof or that they would be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and termination had not occurred.

Defeasance of Covenants and Related Events of Default

In addition, the terms of a series of debt securities may provide for the defeasance of covenants and related events of default with respect to that series of debt securities on the 123rd day after the date of the deposit with the trustee, in trust, of money or U.S. Government Obligations that, through the payment of interest, principal and premium, if any, in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due in accordance with the terms of the indenture and those debt securities. Such a trust may only be established if, among other things,

(a)    we shall have delivered to the trustee an opinion of outside counsel with respect to certain tax matters as described in the indenture, including that registered holders of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(b)    no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of deposit;

(c)    the deposit shall not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

(d)    we have delivered to the trustee an opinion of counsel stating that such conditions have been complied with.

The prospectus supplement relating to that series of debt securities will describe the covenants and related events of default with respect to that series which may be defeased pursuant to this provision.

Unclaimed Money

Subject to any applicable abandoned property law, the indenture will provide that the trustee will pay to us upon request any money held by the trustee for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to us, registered holders of debt securities entitled to such money must look to us for payment as general creditors.

Trustee and Paying Agent

Wells Fargo Bank Minnesota, N.A. will initially act as trustee and paying agent for the debt securities.

We will describe in the prospectus supplement any material business and other relationships (including additional trusteeships) other than ordinary banking relationships and the trusteeship under the indenture, between us and any of our affiliates, on the one hand, and each trustee and paying agent under the indenture, on the other hand.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to exceptions described in the indenture. If an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense and then only to the extent required by the terms of the indenture.

Governing Law

The laws of the state of New York will govern the indenture and each series of debt securities.

Book-Entry System

Unless otherwise specified in the prospectus supplement, each series of debt securities will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. Upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global notes to the accounts of persons who have accounts with DTC, known as “participants.” Each account initially will be designated by or on behalf of the underwriters, dealer or agents. Ownership of beneficial interests in a global note will be limited to participants, or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and transfers of their ownership may be effected only through, records maintained by DTC or its nominee with respect to interests of participants, and the records of participants with respect to interests of persons other than participants. DTC currently limits the maximum denomination of any single global note to $400,000,000.

So long as DTC or its nominee is the registered owner or holder of the global notes, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global notes for all purposes under the indenture and the debt securities. As a result, no beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture.

Payments of the principal of, and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of the global notes. Neither we, nor the trustee or any paying agent, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global notes will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated note for any reason, including to sell debt securities to persons in states which require delivery of certificated notes or to pledge their debt securities, such holder must transfer its interest in the global notes in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of a series of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes relating to such series is credited and only in respect of such portion of the aggregate principal amount of debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under a series of debt securities, DTC will exchange the global notes relating to such series for certificated notes which it will distribute to its participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the state of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to “indirect participants” such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

With respect to a series of debt securities, if DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, if an event of default has occurred and is continuing, or if we otherwise choose to issue definitive debt securities, we will issue certificated notes in exchange for the global notes of such series. In each instance, an owner of a beneficial interest in a global note will be entitled to have debt securities equal in principal amount to its beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Unless otherwise specified in the applicable prospectus supplement, debt securities in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 and will be issued in registered form only, without coupons. We will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of your debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Same-Day Settlement in Respect of Global Notes

Global notes held by DTC will trade in DTC’s Same-Day Funds Settlement System until maturity and secondary market trading activity in the debt securities will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on the trading activity in the debt securities.

DESCRIPTION OF THE STOCK PURCHASE UNITS AND STOCK PURCHASE CONTRACTS

The following is a general description of the terms of stock purchase units and stock purchase contracts to which this prospectus and any prospectus supplement may relate. The particular terms of any stock purchase units or stock purchase contracts we offer will be described in the prospectus supplement and, if applicable, a discussion of certain material United States federal income tax consequences of owning the stock purchase units or stock purchase contracts offered. This description is subject to the stock purchase contracts, and any collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units, each of which will be filed with the SEC in connection with the offering of stock purchase units or stock purchase contracts. Whenever particular provisions of such documents, or terms defined therein, are referred to, those provisions or definitions are incorporated by reference herein and such descriptions are qualified in their entirety by such reference. We urge you to read the stock purchase contracts, and any collateral arrangements and depositary arrangements, because they, and not this description, will describe every detail of the terms of the stock purchase units and stock purchase contracts.

We may issue stock purchase contracts, including contracts obligating holders of such contracts to purchase from us, and obligating us to sell to such holders, a specified number of shares of Class A common stock or preferred stock at a future date or dates. We may fix the consideration per share of Class A common stock or preferred stock at the time we issue the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, which secure the holders’ obligations to purchase the Class A common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

DESCRIPTION OF THE WARRANTS TO PURCHASE CLASS A COMMON STOCK OR PREFERRED STOCK

The following is a general description of the common stock warrants and preferred stock warrants to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the common stock warrants or preferred stock warrants offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those stock warrants.

This description is subject to the detailed provisions of a stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue. The stock warrant agent will act solely as our agent in connection with the stock warrants and will not assume any obligation, or agency or trust relationship, with the holders of the stock warrants. The stock warrant agreement will be filed with the SEC in connection with the offering of the stock warrants. Whenever particular provisions of the stock warrants or the stock warrant agreement, or terms defined therein, are referred to, those provisions or definitions are incorporated by reference herein and such descriptions are qualified in their entirety by such reference. We urge you to read the stock warrants and the stock warrant agreement because they, and not this description, will describe every detail of the terms of the stock warrants.

General

We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

•	the title of the stock warrants;

•	the aggregate number of the stock warrants;

•	the offering price or prices, if any;

•	if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

•	the number of shares of Class A common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	whether the stock warrant certificates representing the stock warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such stock warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such stock warrants are issued and the number of such stock warrants issued with each such security;

•	if applicable, the date on and after which such stock warrants and the securities with which they are issued will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain material United States federal income tax considerations;

•	call provisions, if any;

•	the currency or currencies, including composite currencies, in which the offering price and exercise price are payable;

•	if applicable, the antidilution provisions of the stock warrants; and

•	any other terms of such stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such stock warrants.

The shares of Class A common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Stock Warrants

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment in full of the exercise price. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of Class A common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

You will not have any rights as a holder of the securities underlying the stock warrants by virtue of your ownership of those stock warrants. Accordingly, as a holder of stock warrants, you are not entitled to vote, to consent or to receive dividends in connection with the securities underlying such stock warrants, to receive notice with respect to any meeting of holders of such underlying securities, or to exercise any other rights whatsoever with respect to the securities underlying their stock warrants, until you have become a holder of such underlying securities upon exercise of your stock warrants.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following is a general description of the debt warrants to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the debt warrants offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt warrants.

This description is subject to the detailed provisions of a debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue. The debt warrant agent will act solely as our agent in connection with the debt warrants and will not assume any obligation, or agency or trust relationship, with the holders of the debt warrants. The debt warrant agreement will be filed with the SEC in connection with the offering of the debt warrants. Whenever particular provisions of the debt warrants or the debt warrant agreement, or terms defined therein, are referred to, those provisions or definitions are incorporated by reference herein and such descriptions are qualified in their entirety by such reference. We urge you to read the debt warrants and the debt warrant agreement because they, and not this description, will describe every detail of the terms of the debt warrants.

General

We may issue debt warrants evidenced by debt warrant certificates under the debt warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer debt warrants, the prospectus supplement will describe the terms of the debt warrants, including:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the offering price or prices, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each such security;

•	if applicable, the date on and after which such debt warrants and the securities with which they are issued will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	a discussion of certain material United States federal income tax considerations;

•	whether the debt warrant certificates representing the debt warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such stock warrants that may be exercised at any one time;

•	call provisions, if any;

•	the currency or currencies, including composite currencies, in which the offering price and exercise price are payable;

•	if applicable, the antidilution provisions of the debt warrants; and

•	any other terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement.

Exercise of Debt Warrants

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, which indicates your election to exercise all or a portion of the debt warrants evidenced by the certificate. Surrendered debt warrant certificates must be accompanied by payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the common stock, preferred stock and debt securities that may be offered hereunder. As used in this summary, the term “common stock” refers only to our Class A common stock. A summary of certain material United States federal income tax consequences of the ownership and disposition of the other securities that may be offered hereunder will be provided in the applicable prospectus supplement, as will any information that updates or changes the information provided below. Unless otherwise stated, this summary deals only with common stock, preferred stock and debt securities held as capital assets by U.S. holders.

As used herein, “U.S. holders” are any beneficial owners of the common stock, preferred stock or debt securities, that are, for United States federal income tax purposes, (i) citizens or residents of the United States, (ii) corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (iii) estates, the income of which is subject to United States federal income taxation regardless of its source, or (iv) trusts if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as a U.S. holder prior to such date may also be treated as U.S. holders. As used herein, “non-U.S. holders” are beneficial owners of the common stock, preferred stock or debt securities, other than partnerships, that are not U.S. holders. If a partnership (including for this purpose any entity treated as a partnership for United States federal tax purposes) is a beneficial owner of the common stock, preferred stock or debt securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of owning and disposing of the common stock, preferred stock or debt securities.

This summary does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances. For example, it does not discuss special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. It also does not discuss common stock, preferred stock or debt securities held as part of a hedge, straddle, “synthetic security” or other integrated transaction. This summary does not address the tax consequences to (i) persons that have a functional currency other than the U.S. dollar, (ii) certain U.S. expatriates or (iii) shareholders, partners or beneficiaries of a holder of the common stock, preferred stock or debt securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the common stock, preferred stock and debt securities. This summary is based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis.

You should consult with your own tax advisor regarding the federal, state, local and foreign income, franchise, personal property, and any other tax consequences of the ownership and disposition of the common stock, preferred stock or debt securities.

Taxation of Common Stock of Electronic Arts

This subsection describes certain material United States federal income tax consequences of owning and disposing of the common stock that we may offer.

U.S. Holders of Common Stock

Dividends

The amount of any distribution we make in respect of our common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of our current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a holder’s tax basis in the common stock and thereafter as gain from the sale or exchange of such stock as described below.

In general, a dividend distribution to a corporate holder will qualify for the 70% dividends-received deduction. The dividends-received deduction is subject to certain holding period, taxable income, and other limitations (see “— Taxation of Preferred Stock — U.S. Holders of Preferred Stock — Dividends to Corporate Holders” below).

Sale or Exchange of Common Stock

Upon the sale or exchange of common stock, a holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such holder’s tax basis in the common stock (which is generally equal to the price paid by the holder to acquire the stock). In the case of a holder other than a corporation, preferential tax rates may apply to such gain if the holder’s holding period for the common stock exceeds one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding Tax

In general, information reporting requirements will apply to payments of dividends on common stock and payments of the proceeds of the sale of common stock, and a backup withholding tax may apply to such payments if the holder fails to comply with certain identification requirements. Back-up withholding is currently imposed at a rate of 30%, which rate is scheduled to remain at or below that level through 2010. For amounts paid after December 31, 2010, the backup withholding rate is scheduled to be 31%. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder’s United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders of Common Stock

The rules governing United States federal income taxation of a non-U.S. holder of common stock are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the common stock, including any reporting requirements.

Dividends

Distributions by us with respect to the common stock that are treated as dividends paid, as described above under “U.S. Holders of Common Stock — Dividends,” to a non-U.S. holder (excluding dividends that are effectively connected with the conduct of a United States trade or business by such holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder will be taxed in the same manner as a U.S. holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the non-U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Even though such effectively connected dividends are subject to income tax and may be subject to the branch profits tax, they will not be subject to United States federal withholding tax if the holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor’s agent.

A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy certain certification and other requirements. If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Sale or Exchange of Common Stock

A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of common stock unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either (a) such holder has a “tax home” in the United States or (b) the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates or (4) we are characterized as a United States real property holding corporation for United States federal income tax purposes. We believe that we are not currently, and do not anticipate becoming, a United States real property holding corporation.

If an individual non-U.S. holder falls under clause (1) above, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If an individual non-U.S. holder falls under clause (2) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of common stock are urged to consult their tax advisors as to the tax consequences of such sale. If a non-U.S. holder that is a foreign corporation falls under clause (1), it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding Tax

Dividends on common stock held by a non-U.S. holder will be subject to information reporting and may be subject to backup withholding requirements unless certain certification requirements are satisfied. United States information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of common stock effected outside the United States by a foreign office of a “broker” as defined in applicable Treasury regulations, unless such broker (1) is a United States person as defined in the Internal Revenue Code, (2) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for United States federal income tax purposes or (4) is a foreign partnership with certain U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to backup withholding tax and information reporting requirements unless the beneficial owner of the common stock certifies to the payor or the payor’s agent, under penalties of perjury, that it is not a United States person and provides its name, address and certain other information on a properly executed Internal Revenue Service Form W-8BEN or a suitable substitute form or otherwise establishes an exemption.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of common stock, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Taxation of Preferred Stock of Electronic Arts

This subsection describes certain material United States federal income tax consequences of owning and disposing of the preferred stock that we may offer.

U.S. Holders of Preferred Stock

Dividends

The amount of any distribution we make in respect of our preferred stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property (including common stock) distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of our current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a holder’s tax basis in the preferred stock and thereafter as gain from the sale or exchange of such stock as described below.

Dividends to Corporate Holders

A dividend distribution to a corporate holder will generally qualify for the 70% dividends-received deduction. In determining entitlement to the dividends-received deduction, corporate holders should consider the provisions of Sections 246(c), 246A and 1059 of the Internal Revenue Code, as well as Treasury regulations and Internal Revenue Service rulings and administrative pronouncements relating to such provisions. Under current law, Section 246(c) of the Internal Revenue Code disallows the dividends-received deduction in its entirety if the holder does not satisfy the applicable holding period requirement for the dividend-paying stock for a period beginning before and ending after such holder becomes entitled to receive each dividend on the stock. Section 246(c)(4) of the Internal Revenue Code provides that a holder may not count toward this minimum holding period any period in which the holder (1) has an option to sell, is under a contractual obligation to sell, or has made (and not closed) a short sale of, substantially identical stock or securities, or (2) has diminished its risk of loss by holding one or more positions with respect to substantially similar or related property. Under certain circumstances, Section 1059 of the Internal Revenue Code (A) reduces the tax basis of stock by a portion of any “extraordinary dividends” that are eligible for the dividends-received deduction and (B) to the extent that the basis reduction would otherwise reduce the tax basis of the stock below zero, requires immediate recognition of gain, which is treated as gain from the sale or exchange of the stock. An “extraordinary dividend” includes any amount treated as a dividend with respect to a redemption that is not pro rata to all stockholders (or meets certain other requirements), without regard to either the relative amount of the dividend or the holder’s holding period for the stock. Section 246A of the Internal Revenue Code contains the “debt-financed” portfolio stock rules, under which the dividends-received deduction could be reduced to the extent that a holder incurs indebtedness directly attributable to its investment in the stock.

Receipt of Common Stock Upon Conversion of the Preferred Stock

If the preferred stock is convertible into common stock, gain or loss will not be recognized by a holder upon the conversion of such preferred stock into common stock if no cash is received. A holder who receives cash in lieu of a fractional share of common stock will in general be treated as having received such fractional share and having exchanged it for cash in a redemption, which would be treated in the manner described under “Sale, Exchange or Redemption of Preferred Stock” below. As discussed therein, a holder who cannot qualify for sale or exchange treatment under the rules applicable to redemptions will generally be taxable on the cash received in lieu of a fractional share as a distribution described in “— Dividends” above.

A holder’s tax basis in the common stock received upon conversion will generally be equal to the holder’s tax basis in the preferred stock less the tax basis allocated to any fractional share for which cash is received, and a holder’s holding period in the common stock received upon conversion generally will include the period during which the preferred stock was held by such holder.

Adjustments of Conversion Price in Respect of Preferred Stock

If the preferred stock is convertible into common stock, adjustments to the conversion price ratio to take into account a stock dividend or stock split generally will not be taxable. However, an adjustment to the conversion price ratio to reflect the issuance of certain rights, warrants, evidences of indebtedness, securities or other assets to holders of common stock (an “Adjustment”) may result in constructive distributions to the holders of the preferred stock. The amount of any such constructive distribution would be the fair market value on the date of the Adjustment of the number of shares of common stock which, if actually distributed to holders of preferred stock, would produce the same increase in the proportionate interests of such holders in our assets or earnings and profits as that produced by the Adjustment. The distribution would be treated in the manner described above under “— Dividends.”

Excessive Redemption Price of Preferred Stock

Under Section 305 of the Internal Revenue Code and the applicable Treasury regulations, if preferred stock with a mandatory redemption date or preferred stock subject to certain redemption rights on the part of either us or the holder of such stock has a redemption price that exceeds its issue price (i.e., its fair market value at its date of original issuance) by more than a de minimis amount, such excess may be treated as a constructive distribution that will be treated in the same manner as distribution described above under “— Dividends.” A holder of such preferred stock would be required to treat such excess as a constructive distribution received by the holder over the life of such stock under a constant interest (economic yield) method that takes into account the compounding of yield.

Accrued Dividends on the Preferred Stock

The tax treatment of accrued dividends that are payable upon a redemption of the preferred stock will be addressed in the applicable prospectus supplement.

Sale, Exchange or Redemption of Preferred Stock

Upon the sale or exchange of preferred stock, a holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such holder’s tax basis in the stock (which is generally equal to the price paid by the holder to acquire the stock). In the case of a holder other than a corporation, preferential tax rates may apply to such gain if the holder’s holding period for the preferred stock exceeds one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Gain or loss recognized by a holder on a redemption of the preferred stock will be treated as a sale or exchange and therefore qualify for the treatment described above if certain requirements are satisfied. Generally, these requirements are satisfied if either (1) the holder’s interest in our stock is completely terminated as a result of such redemption, (2) such holder’s percentage ownership of our voting stock immediately after the redemption is less than 80% of such holder’s percentage ownership immediately before the redemption or (3) the redemption is “not essentially equivalent to a dividend.” The attribution rules of Section 318 of the Internal Revenue Code treat a person as owning stock owned by certain related parties or certain entities in which the person owns an interest and stock that a person could acquire through exercise of an option. For this purpose, an option would include any conversion right under the preferred stock. Whether a redemption is “not essentially equivalent to a dividend” depends on each holder’s facts and circumstances, but in any event requires a “meaningful reduction” in such holder’s equity interest in us. A holder of the preferred stock who sells some or all of our stock owned by it may be able to take such sales into account to satisfy one of the foregoing conditions. Conversely, a holder who purchases additional shares of our stock may be required to take such purchases into account in determining whether any of the foregoing conditions are satisfied.

If none of the above requirements for sale or exchange treatment is satisfied, the entire amount of the cash (or property) received on a redemption (without offset by the holder’s tax basis in the redeemed shares), will generally be treated in the same manner as distributions described above under “— Dividends” and the holder’s basis in the redeemed preferred stock will be transferred to the holder’s remaining shares of our stock (if any). If the holder does not retain any shares of our stock but dividend treatment arises because of the constructive ownership rules, such basis may be entirely lost to the holder. The Internal Revenue Service has recently issued proposed regulations that would change the treatment of the basis of redeemed stock when a distribution in redemption of such stock is characterized as a dividend. The regulations are proposed to be effective for transactions occurring after the date on which the proposed regulations are made final and are subject to change prior to their adoption in final form. Holders should consult their tax advisors regarding the potential effects of the regulations.

Other Preferred Stock

Special tax rules may apply to certain types of preferred stock. The applicable prospectus supplement will discuss any such special United States federal income tax rules with respect to such preferred stock.

Information Reporting and Backup Withholding Tax

In general, information reporting requirements will apply to payments of dividends on the preferred stock and payments of the proceeds of the sale of the preferred stock, and a backup withholding tax may apply to such payments if the holder fails to comply with certain identification requirements. Backup withholding is currently imposed at a rate of 30%, which rate is scheduled to remain at or below that level through 2010. For amounts paid after December 31, 2010, the backup withholding rate is scheduled to be 31%. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder’s United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders of Preferred Stock

The rules governing United States federal income taxation of a non-U.S. holder of preferred stock are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the preferred stock, including any reporting requirements.

Dividends

Distributions by us with respect to the preferred stock that are treated as dividends paid (or deemed paid), as described above under “— Dividends” and “— Sale, Exchange or Redemption of Preferred Stock,” to a non-U.S. holder (excluding dividends that are effectively connected with the conduct of a United States trade or business by such holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder will be taxed in the same manner as a U.S. holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the non-U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Even though such effectively connected dividends are subject to income tax, and may be subject to the branch profits tax, they will not be subject to United States withholding tax if the holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor’s agent.

A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy certain certification and other requirements. If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Receipt of Common Stock Upon Conversion of the Preferred Stock

In general, no United States federal income tax or withholding tax will be imposed upon the conversion of preferred stock into common stock by a non-U.S. holder (except with respect to the non-U.S. holder’s receipt of cash in lieu of fractional shares where one of the conditions described below under “— Sale, Exchange or Redemption of Preferred Stock” is satisfied).

Sale, Exchange or Redemption of Preferred Stock

A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of preferred stock unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either (A) such holder has a “tax home” in the United States or (B) the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates or (4) we are characterized as a United States real property holding corporation for United States federal income tax purposes. We believe that we are not currently, and do not anticipate becoming, a United States real property holding corporation.

If an individual non-U.S. holder falls under clause (1) above, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If an individual non-U.S. holder falls under clause (2) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of preferred stock are urged to consult their tax advisors as to the tax consequences of such sale. If a non-U.S. holder that is a foreign corporation falls under clause (1) above, it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Gain or loss realized by a non-U.S. holder on a redemption of the preferred stock will be treated as a sale or exchange and qualify for the treatment described in this section if certain requirements are satisfied. For a description of these requirements, see “— U.S. Holders — Sale, Exchange or Redemption of Preferred Stock” above. If such requirements are not satisfied, then the entire amount of the cash (or property) received on a redemption (without offset by the holder’s tax basis in the redeemed shares) will generally be treated in the same manner as distributions described above under “— Dividends” and the holder’s basis in the redeemed preferred stock will be transferred to the holder’s remaining shares of our stock (if any). If the holder does not retain any shares of our stock but dividend treatment arises because of the constructive ownership rules described in “— U.S. Holders — Sale, Exchange or Redemption of Preferred Stock,” such basis may be entirely lost to the holder. The Internal Revenue Service has recently issued proposed regulations that would change the treatment of the basis of redeemed stock when a distribution in redemption of such stock is characterized as a dividend. The regulations are proposed to be effective for transactions occurring after the date on which the proposed regulations are made final and are subject to change prior to their adoption in final form. Holders should consult their tax advisors regarding the potential effects of the regulations.

Information Reporting and Backup Withholding Tax

Dividends on preferred stock held by a non-U.S. holder will be subject to information reporting and may be subject to backup withholding requirements unless certain certification requirements are satisfied. United States information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of preferred stock effected outside the United States by a foreign office of a “broker” as defined in applicable Treasury regulations, unless such broker (1) is a United States person as defined in the Internal Revenue Code, (2) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for United States federal income tax purposes or (4) is a foreign partnership with certain U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to backup withholding tax and information reporting requirements unless the beneficial owner of the preferred stock certifies to the payor or the payor’s agent, under penalties of perjury, that it is not a United States person and provides its name, address and certain other information on a properly executed Internal Revenue Service Form W-8BEN or a suitable substitute form or otherwise establishes an exemption.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the preferred stock, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Taxation of Debt Securities of Electronic Arts

This subsection describes certain material United States federal income tax consequences of owning and disposing of the debt securities that we may offer. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning and disposing of debt securities that are due to mature more than 30 years from the date of issue will be discussed in an applicable prospectus supplement. The discussion regarding United States federal income tax laws assumes that any debt securities will be issued, and transfers thereof and payments thereon will be made, in accordance with the applicable indenture and deposit agreement.

U.S. Holders of Debt Securities

Interest Income

Subject to the original issue discount rules described below, payments of interest on the debt securities generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the holder’s regular method of tax accounting).

A debt security will be treated as issued with original issue discount (“OID”) if its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, the issue price will be the first price at which a substantial amount of the debt securities is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments on the debt security that are not payments of qualified stated interest. An interest payment is qualified stated interest if it is one of a series of stated interest payments that are unconditionally payable at least annually at a single fixed rate.

A debt security is not treated as issued with OID if the OID (i.e., the excess of the stated redemption price at maturity over the issue price) is de minimis. For this purpose the amount of OID is de minimis if it does not exceed the product of 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. If the debt security has de minimis OID, a holder must generally include the de minimis amount in income (as capital gain) as stated principal payments are made.

If the debt security is treated as issued with OID, a U.S. holder will be required to include the amount of the OID in income periodically over the term of the debt security before receipt of the cash or other payment attributable to such income and irrespective of such holder’s general method of tax accounting. In particular, a U.S. holder of a debt security must include in gross income, as interest for United States federal income tax purposes, the sum of the daily portions of OID with respect to the debt security for each day during the taxable year or portion of a taxable year in which such holder holds the debt security (“accrued OID”). The daily portion is determined by allocating to each day of an accrual period a pro rata portion of an amount equal to the adjusted issue price of the debt security at the beginning of the accrual period multiplied by the yield to maturity of the debt security and subtracting from this product the amount of qualified stated interest allocable to the accrual period. The adjusted issue price of the debt security at the start of any accrual period is the issue price of the debt security increased by the accrued OID for each prior accrual period and decreased by the amount of any payments previously made with respect to the debt security (other than qualified stated interest).

Debt Securities Purchased with Market Discount

A holder will be considered to have purchased a debt security with “market discount” if the holder’s adjusted basis in the debt security is less than the debt security’s stated redemption price at maturity, or in the case of a debt security issued with OID, the debt security’s revised issue price (which has the same meaning as “adjusted issue price” as defined above). A debt security is not treated as having market discount if the amount of market discount is de minimis. For this purpose, the amount of market discount is de minimis if it does not exceed the product of 0.25 percent of the stated redemption price at maturity or the revised issue price, as the case may be, on the purchase date multiplied by the number of complete years to maturity remaining as of such date. If the debt security has de minimis market discount, a holder must generally include such de minimis amount in income (as capital gain) as stated principal payments are made.

If a debt security is treated as having market discount, any partial payment of principal on, or gain recognized on the maturity or disposition of, the debt security will generally be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the debt security. Alternatively, a holder of a debt security may elect to include market discount in income currently over the life of the debt security. Such an election applies to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. When such an election is made, market discount accrues on a straight-line basis unless the holder further elects to accrue such discount on a constant yield to maturity basis. This latter election is applicable only to the debt security with respect to which it is made and is irrevocable. A holder of a debt security that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such debt security in an amount not exceeding the accrued market discount on such debt security until the maturity or disposition of such debt security.

Debt Securities Purchased at a Premium

A holder will be considered to have purchased a debt security at a premium if the holder’s tax basis in the debt security immediately after the purchase (which does not include any amount paid in respect of accrued interest on the debt security) is greater than the amount payable on maturity. A holder may elect to treat such premium as “amortizable bond premium,” in which case the amount of interest required to be included in the holder’s income each year with respect to the interest on the debt security will be reduced by the amount of the amortizable bond premium allocable (generally under a constant yield method based on the holder’s yield to maturity) to such year with a corresponding decrease in the holder’s tax basis in the debt security. Any election to amortize bond premium is applicable to all debt securities (other than a tax-exempt debt security) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder, and may not be revoked without the consent of the Internal Revenue Service.

A holder who purchases a debt security issued with OID for an amount that is greater than the debt security’s adjusted issue price but less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest will be considered to have purchased the debt security at an acquisition premium. Under the acquisition premium rules, the amount of OID that the holder must include in its gross income with respect to the debt security for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

Sale or Exchange of Debt Securities

A holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition of the debt security and the holder’s adjusted tax basis in such debt security, except that ordinary income will be recognized to the extent that a portion of the amount realized is attributable to market discount or accrued interest not previously included in income. A holder’s adjusted tax basis in the debt security generally will be the price paid by the holder to acquire the debt security, increased by any OID or market discount previously included in income with respect to the debt security and reduced by any amortizable bond premium and any payments previously received with respect to the debt security other than qualified stated interest. In the case of a holder other than a corporation, preferential tax rates may apply to gain recognized on the sale of a debt security if such holder’s holding period for such debt security exceeds one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Other Debt Securities

Special tax rules may apply to certain types of debt securities including, but not limited to, debt securities subject to contingencies, variable rate debt securities and debt securities convertible into our equity. The applicable prospectus supplement will discuss any such special United States federal income tax rules with respect to such debt securities.

Information Reporting and Backup Withholding Tax

In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on the debt securities and payments of the proceeds of the sale of the debt securities, and a backup withholding tax may apply to such payments if the holder fails to comply with certain identification requirements. Back-up withholding is currently imposed at a rate of 30%, which rate is scheduled to remain at or below that level through 2010. For amounts paid after December 31, 2010, the backup withholding rate is scheduled to be 31%. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder’s United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders of Debt Securities

The rules governing United States federal income taxation of a non-U.S. holder of debt securities are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the debt securities, including any reporting requirements.

This discussion assumes that the debt security or coupon is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to income, profits, changes in value of property or other attributes of us or a related party.

Interest Income

Generally, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or such lower tax rate as may be specified by an applicable income tax treaty). However, interest income earned on a debt security by a non-U.S. holder will qualify for the “portfolio interest” exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the non-U.S. holder and provided that (1) the non-U.S. holder does not actually or constructively own 10% of more of the total combined voting power of all classes of our stock entitled to vote; (2) the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership; (3) the non-U.S. holder is not a bank which acquired the debt security in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and (4) either (A) the non-U.S. holder certifies to the payor or the payor’s agent, under penalties of perjury, that it is not a United States person and provides its name, address, and certain other information on a properly executed Internal Revenue Service Form W-8BEN or a suitable substitute form or (B) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the debt securities in such capacity, certifies to the payor or the payor’s agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and furnishes the payor or the payor’s agent with a copy thereof. The applicable United States Treasury regulations also provide alternative methods for satisfying the certification requirements of clause (4), above. Special certification rules apply for debt securities held by a foreign partnership and other intermediaries.

Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a U.S. holder if the interest is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or such lower tax rate as may be specified by an applicable income tax treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor’s agent.

Sale or Exchange of Debt Securities

A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or other disposition of a debt security unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a “tax home” in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States or (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates.

If an individual non-U.S. holder falls under clause (1) above, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If an individual non-U.S. holder falls under clause (2) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale or other disposition of a debt security are urged to consult their tax advisors as to the tax consequences of such sale. If a non-U.S. holder that is a foreign corporation falls under clause (1), it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding Tax

United States backup withholding tax will not apply to payments on the debt securities to a non-U.S. holder if the statement described in clause (4) of “Interest Income” is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person. Information reporting requirements may apply with respect to interest payments on the debt securities, in which event the amount of interest paid and tax withheld (if any) with respect to each non-U.S. holder will be reported annually to the Internal Revenue Service. Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of debt securities effected outside the United States by a foreign office of a “broker” as defined in applicable Treasury regulations (absent actual knowledge that the payee is a United States person), unless such broker (1) is a United States person as defined in the Internal Revenue Code, (2) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for United States federal income tax purposes or (4) is a foreign partnership with certain U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the debt securities provides the statement described in clause (4) of “Interest Income” or otherwise establishes an exemption.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the debt securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

PLAN OF DISTRIBUTION

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any stock exchanges or securities associations on which such securities may be listed or quoted.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by Ruth A. Kennedy, Senior Vice President, General Counsel and Secretary, Electronic Arts Inc.

EXPERTS

The consolidated financial statements and schedule of Electronic Arts Inc. as of March 31, 2002 and 2001, and for each of the years in the three-year period ended March 31, 2002, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock and debt securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 233 Broadway, New York, NY 10279. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at “http://www.sec.gov.”

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections.

The following documents filed with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2002;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002; and

3.	Our Current Reports on Form 8-K dated July 1, 2002, August 1, 2002, August 13, 2002 and November 8, 2002.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Electronic Arts Inc., Attention: Investor Relations Director, 209 Redwood Shores Parkway, Redwood City, CA 94065, telephone: (650) 628-1500.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$184,000
Legal fees and expenses	200,000
Accounting fees and expenses	30,000
Trustee’s fees and expenses	14,500
Printing fees and expenses	42,000
Miscellaneous expenses	4,500

Total	$475,000

Item 15.    Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware allows a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that the person (a) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and (b) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify its officers and directors in an action by or in the right of the corporation under the same conditions, except that judicial approval of the indemnification is required if the officer or director is judged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses which he or she actually and reasonably incurred. Section 6 of our bylaws and Article 8 of our amended and restated certificate of incorporation provide for the indemnification of our directors and officers to the fullest extent permissible under Delaware law, and if Delaware law is amended to further eliminate or reduce directors’ and officers’ liability to a Delaware corporation, our directors and officers liability shall be so eliminated or reduced as well.

In addition, in accordance with the Delaware General Corporation Law, Article 8 of our amended and restated certificate of incorporation limits the personal liability of our directors for violations of their fiduciary duty. This provision eliminates each director’s liability to us or our stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

We have entered into indemnification agreements with our directors and officers. These agreements provide indemnity rights to the maximum extent permitted by law. While the indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit may be borne by us because, although any such recoveries would accrue to our benefit, they may be offset by our obligations to the director or officer under the indemnification agreement. In addition, our officers and directors are insured under an officers and directors liability insurance policy.

Item 16.    Exhibits

Exhibit Number	Description of the Document

1.01*	Form of Underwriting Agreement.

4.01(1)	Specimen Class A Common Stock Certificate.

4.02+	Form of Indenture to be entered into between Electronic Arts Inc. and the Trustee.

4.03+	Form of Note (included in Exhibit 4.02).

5.01*	Opinion of Ruth A. Kennedy.

12.01+	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.01+	Consent of KPMG LLP, Independent Accountants.

23.02*	Consent of Ruth A. Kennedy (included in Exhibit 5.01).

24.01+	Power of Attorney (see page II-4).

25.01+	Statement of Eligibility of Trustee under the Indenture.

*	To be filed by amendment or by a report on Form 8-K incorporated herein by reference.

+	Filed herewith.

(1)	Incorporated by reference to Electronic Arts Inc.’s Registration Statement on Form S-4 (Registration No. 33-75892).

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or any events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(4)  If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  To file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Electronic Arts Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on January 29, 2003.

ELECTRONIC ARTS INC.

By:	/s/ LAWRENCE F. PROBST III
Lawrence F. Probst III Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WARREN C. JENSON and RUTH A. KENNEDY, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462 under the Securities Act, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LAWRENCE F. PROBST III Lawrence F. Probst III	Chairman and Chief Executive Officer	January 29, 2003

/s/ WARREN C. JENSON Warren C. Jenson	Executive Vice President, Chief Financial and Administrative Officer	January 29, 2003

/s/ DAVID L. CARBONE David L. Carbone	Senior Vice President, Finance (Principal Accounting Officer)	January 29, 2003

/s/ M. RICHARD ASHER M. Richard Asher	Director	January 29, 2003

/s/ WILLIAM J. BYRON William J. Byron	Director	January 29, 2003

Name	Title	Date

/S/ LEONARD S. COLEMAN Leonard S. Coleman	Director	January 29, 2003

/s/ GARY M. KUSIN Gary M. Kusin	Director	January 29, 2003

/S/ TIMOTHY J. MOTT Timothy J. Mott	Director	January 29, 2003

INDEX TO EXHIBITS

Exhibit Number	Description of the Document

1.01*	Form of Underwriting Agreement.

4.01(1)	Specimen Class A Common Stock Certificate.

4.02+	Form of Indenture to be entered into between Electronic Arts Inc. and the Trustee.

4.03+	Form of Note (included in Exhibit 4.02).

5.01*	Opinion of Ruth A. Kennedy.

12.01+	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.01+	Consent of KPMG LLP, Independent Accountants.

23.02*	Consent of Ruth A. Kennedy (included in Exhibit 5.01).

24.01+	Power of Attorney (see page II-4).

25.01+	Statement of Eligibility of Trustee under the Indenture.

*	To be filed by amendment or by a report on Form 8-K incorporated herein by reference.

+	Filed herewith.

(1)	Incorporated by reference to Electronic Arts Inc.’s Registration Statement on Form S-4 (Registration No. 33-75892).